Exhibit 4.3
FIRST AMENDMENT TO SECOND AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT
     THIS FIRST AMENDMENT TO SECOND AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT (this “Amendment”) is executed effective as of October 19, 2009 by and between TYLER TECHNOLOGIES, INC. a Delaware corporation (“Borrower”) and BANK OF TEXAS, N.A., a national banking association (“Lender”).
WITNESSETH:
     WHEREAS, concurrently herewith, Borrower and Lender are entering into that certain Third Amended and Restated Credit Agreement dated October 19, 2009 (as heretofore or hereafter amended, the “Credit Agreement”);
     WHEREAS, Borrower and Lender desire to amend that certain Second Amended and Restated Pledge and Security Agreement dated October 20, 2008 (the “Security Agreement”) by and between Borrower and Lender.
     NOW, THEREFORE, in consideration of the covenants, conditions and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are all hereby acknowledged, Borrower and Lender hereby covenant and agree as follows:
ARTICLE I — AMENDMENTS
Section 1.1. Definitions.
     (a) All references to the term “Credit Agreement” in the Security Agreement shall mean the Credit Agreement (as defined herein).
(b) All other capitalized terms in the Security Agreement, which are not otherwise defined shall have the meaning given to such terms in the Credit Agreement.
Section 1.2. Exhibits. Exhibits A and B to the Security Agreement are hereby deleted and replaced in its entirety by the Exhibits A and B attached hereto.
ARTICLE II — MISCELLANEOUS
Section 2.1. Conditions to Closing. As a condition to the closing of the Amendment, Borrower shall execute and deliver this Amendment, and execute and deliver such other documents as may be necessary or as may be required, in the opinion of counsel to Lender, to effect the transactions contemplated hereby and continue the liens and/or security interests of all other collateral instruments, as modified by this Amendment.
Section 2.2. Continuing Effect. Except as modified and amended hereby, the Security Agreement is and shall remain unchanged and hereby is ratified and confirmed and shall be and shall remain in full force and effect, enforceable in accordance with its terms.
Section 2.3. Payment of Expenses. Borrower agrees to pay to Lender the attorneys’ fees and expenses of Lender’s counsel and other expenses incurred by Lender in connection with this Amendment.

FIRST AMENDMENT TO SECOND AMENDED AND
RESTATED PLEDGE AND SECURITY AGREEMENT (Tyler Technologies)	Page 1

Section 2.4. Binding Agreement. This Amendment shall be binding upon, and shall inure to the benefit of, the parties’ respective representatives, successors and assigns.
Section 2.5. Nonwaiver of Events of Default; No Claims. Neither this Amendment nor any other document executed in connection herewith constitutes or shall be deemed (a) a waiver of, or consent by Lender to, any Default or Event of Default which may exist or hereafter occur under any of the Loan Documents, (b) a waiver by Lender of any of Borrower’s obligations under the Loan Documents, or (c) a waiver by Lender of any rights, offsets, claims, or other causes of action that Lender may have against Borrower. Borrower’s execution of this Amendment and any other document executed in connection herewith shall not be deemed to waive any rights or claims Lender may have under the Loan Documents, as amended hereby.
Section 2.6. Counterparts. This Amendment may be executed in several counterparts, all of which are identical, each of which shall be deemed an original, and all of which counterparts together shall constitute one and the same instrument, it being understood and agreed that the signature pages may be detached from one or more of such counterparts and combined with the signature pages from any other counterpart in order that one or more fully executed originals may be assembled.
Section 2.7. Choice of Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS, EXCEPT TO THE EXTENT FEDERAL LAWS PREEMPT THE LAWS OF THE STATE OF TEXAS.
Section 2.8. Entire Agreement. This Amendment, together with the other Loan Documents, contain the entire agreements between the parties relating to the subject matter hereof and thereof. This Amendment and the other Loan Documents may be amended, revised, waived, discharged, released or terminated only by a written instrument or instruments, executed by the party against which enforcement of the amendment, revision, waiver, discharge, release or termination is asserted. Any alleged amendment, revision, waiver, discharge, release or termination which is not so documented shall not be effective as to any party.
     THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES RELATED TO THE SUBJECT MATTER HEREIN CONTAINED AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
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FIRST AMENDMENT TO SECOND AMENDED AND
RESTATED PLEDGE AND SECURITY AGREEMENT (Tyler Technologies)	Page 2

     IN WITNESS WHEREOF, this Amendment is executed effective as of the date first written above.

LENDER: BANK OF TEXAS, N.A., a national banking association
By:
Alan Morris, Vice President

BORROWER: TYLER TECHNOLOGIES, INC., a Delaware corporation
By:
Brian K. Miller,
Executive Vice President and Chief Financial Officer

FIRST AMENDMENT TO SECOND AMENDED AND
RESTATED PLEDGE AND SECURITY AGREEMENT (Tyler Technologies)	Signature Page

EXHIBIT “A”
(See Sections 3.3, 3.4, 4.1.7, and 9.1 of the Amended and Restated Pledge and Security Agreement)
Principal Place of Business and Mailing Address:
Tyler Technologies, Inc.
5949 Sherry Lane, Suite 1400
Dallas, Texas 75225
Attention: Treasurer
Federal Taxpayer Identification Number: 75-2303920
Location of Receivable Records: Same as above
Location of Inventory and Equipment and Fixtures:
A.	Properties Owned by Borrower
•	3199 Klepinger Road, Dayton, Ohio 45406

•	700 Mount Hope Ave., Bangor, Maine 04401

•	1512 Colony Circle, Longview, Texas 75604

•	One Cole Haan Drive, Yarmouth, Maine 04096

•	SE Corner of 53rd & Chicago, Lubbock, Texas 79414
B.	Properties Leased by Borrower:
•	5949 Sherry Lane, Suite 1400, Dallas, Texas 75225

•	5808 4th Street, Lubbock, Texas 79416

•	6500 International Parkway, Suite 2000, Plano, Texas 75093

•	370 U.S. Route One, Falmouth, Maine 04105

•	120 East Third Street, Eagle, Colorado 81631

•	78 N. Main, Driggs, Idaho 83422

•	2730 Ford Street, Ames, Iowa 50010

•	525 Avis Drive, Suite 5, Ann Arbor, Michigan 48108

•	1100 Oakesdale Ave. SW, Renton, Washington 98055

•	14142 Denver West Parkway, Suite 155, Lakewood, Colorado 80401

•	4400 S. Technology Dr., Suite 100, Sioux Falls, South Dakota 57106

•	1601 East Valley Road, Renton, Washington 98057

•	800 West Cummings Park, Suite 4400, Woburn, Massachusetts 02801

•	1700 W. Park Drive, Suite 180, Westborough, Massachusetts 01581

•	2604 Dempster Street, Suite 406, Park Ridge, Illinois

•	3550 North Central Avenue, Suite 1208, Phoenix, Arizona 85012

•	900 Ridgefield Drive, Suite 205, Raleigh, North Carolina 27609

•	4 British American Blvd., Suite 2, Latham, New York 12110

•	7249 Capitol Blvd. South, Olympia, Washington 98501

•	116 Cliff Cave Road, Suite 1, St. Louis, Missouri 63129

•	22500 Illinois Rt. 9, Tremont, Illinois 61568

FIRST AMENDMENT TO SECOND AMENDED AND
RESTATED PLEDGE AND SECURITY AGREEMENT (Tyler Technologies)	Exhibit A

•	1500 W. 15th St., Washington, North Carolina 27889

•	358 U.S. Route 1, Falmouth, Maine 04015

•	911 W. Loop 281, Longview, Texas 75606
C.	Public Warehouses of other locations pursuant to bailment or consignment arrangements:
•	none

FIRST AMENDMENT TO SECOND AMENDED AND
RESTATED PLEDGE AND SECURITY AGREEMENT (Tyler Technologies)	Exhibit A

EXHIBIT “B”
(See Sections 3.8 of the Amended and Restated Pledge and Security Agreement)
A.	Vehicles subject to certificate of title: none

Vehicle	VIN
1998 Pontiac Bonneville, #4454	1G2HX52K5WH224454
2003 Chevrolet Impala #3298	2G1WF52E239193298
2008 Ford Taurus, #8035	1FAHF25W48G118035
2008 Ford Taurus, #1139	1FAHP24W78G121139
2007 Chevrolet P/U Crew Cab #2663	3GCEK13M07G502663
1998 Mitsubishi Montero, S#7283	JA4LS41POWP027283
1995 Saab 900, S# 6942	YS3DD75B4S7016942
2006 Lexus IS 350 #5647	JTHBE262665005647
2009 Chevrolet Impala #6955	2G1WT57K591156955
2010 Ford Fusion SE #3741	3FAHP0HA0AR103741
2009 Toyota Corolla #4835	1NXBU4OE9ZO94835
2009 Subaru Impreza Sedan #2754	JF1GE61699H512754
2009 Subaru Impreza Sedan #5935	JF1GE61669H515935
2008 Honda Civic #6804	1HGFA16588L006804
2007 Honda Civic #1588	1HGFA16527L121588
B.	Other Vehicles: none
C.	Patents, copyrights, trademarks protected under federal law:
Trademarks:

No. 933, 681	Scales design only, Class 35, Owned by Tyler Technologies, Inc., Registered 5/9/72

No. 1,402,565	SEACOR, Owned by Tyler Technologies, Inc., Registered 7/22/86

No. 1,616,006	Scales design only, Class 35 and 36, Owned by Tyler Technologies, Inc., Registered 10/2/90

No. 1,610,740	CLT, Owned by Tyler Technologies, Inc., Registered 8/21/90

No. 2,394,873	T (and design), Owned by Tyler Technologies, Inc., Registered 10/17/2000

FIRST AMENDMENT TO SECOND AMENDED AND
RESTATED PLEDGE AND SECURITY AGREEMENT (Tyler Technologies)	Exhibit B